Exhibit 99.1

Whitestone REIT Announces Preliminary Results of 2024 Annual Meeting of Shareholders

HOUSTON, May 14, 2024 (GLOBE NEWSWIRE) -- Whitestone REIT (NYSE:WSR) (“Whitestone” or the “Company”) today announced that, based on the preliminary vote count at the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”), subject to the final certification of the voting results by the inspector of election, all six Whitestone’s nominees have been re-elected to the Whitestone Board of Trustees (the “Board”).

In addition, based on the preliminary vote count and subject to the final certification of the voting results by the inspector of election, the Company today announced that, at the Annual Meeting, Whitestone shareholders approved, on a non-binding advisory basis, the Company’s executive compensation and approved the ratification of Pannell Kerr Forster of Texas, P.C. as the Company’s auditor.

Whitestone issued the following statement:

“Whitestone’s Board and management team thank our shareholders for their support and input during this proxy contest. We value the perspectives of all shareholders. We are pleased that shareholders have reaffirmed their support for the Board’s highly qualified nominees and recognized our commitment to continue creating shareholder value. We have heard the collective voice of shareholders and will continue to incorporate feedback in our strategy, governance, and other practices.”

The Company will file a Form 8-K with the Securities and Exchange Commission (“SEC”) reporting the preliminary results based on the independent inspector of election’s preliminary tabulation. In addition, the Company will amend the Form 8-K to report the final voting outcome once it has received the final, certified report from the inspector.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit https://ir.whitestonereit.com/.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition and results of operations, statements related to our expectations regarding the performance of our business, and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy, the real estate industry in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including the potential impact of public health emergencies, such as COVID-19, on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; increases in interest rates, including as a result of inflation operating costs or general and administrative expenses; our current geographic concentration in the Houston and Phoenix metropolitan area makes us susceptible to local economic downturns and natural disasters, such as floods and hurricanes, which may increase as a result of climate change, increasing focus by stakeholders on environmental, social, and governance matters, financial institution disruption; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; harm to our reputation, ability to do business and results of operations as a result of improper conduct by our employees, agents or business partners; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; risks related to generative artificial intelligence tools and language models, along with the potential interpretations and conclusions they might make regarding our business and prospects, particularly concerning the spread of misinformation; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine, the conflict in the Gaza Strip and unrest in the Middle East; the need to fund tenant improvements or other capital expenditures out of operating cash flow; the extent to which our estimates regarding Pillarstone REIT Operating Partnership LP's financial condition and results of operations differ from actual results; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Investor and Media Contact:

David Mordy
Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com